CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-3 (SEC File No. 333-71969) of our report dated May 20, 1999, relating to the consolidated financial statements of Datalink Systems Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
San Jose California
September 22, 1999